UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2006
Laserscope
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-18053 (Commission File Number)	77-0049527 IRS Employer Identification No.)

3070 Orchard Drive San Jose, CA (Address of principal executive offices)	95134-2011 (Zip Code)
Registrant’s telephone number, including area code: (408) 943-0636
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
On May 21, 2006, the Board of Directors of Laserscope promoted Peter Hadrovic to Vice President, Legal Affairs and Business Development, and General Counsel and approved an increase in his annual salary to $235,000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERSCOPE (Registrant)
Dated: May 22, 2006	By:	/s/ Eric M. Reuter
Eric M. Reuter
President and Chief Executive Officer